Exhibit 99.(q)

KEYSTONE MUTUAL FUNDS

POWER OF ATTORNEY

TO SIGN REGISTRATION STATEMENT

AND AMENDMENTS THERETO

The undersigned, duly appointed trustees of Keystone Mutual Funds (the “Trust”), hereby appoint Andrew Wyatt and Michael Eckert as attorney-in-fact and agent to do any and all acts and things, and execute in their names any and all instruments, which said attorneys and agents may deem necessary or advisable to enable the Company to comply with the Investment Company Act of 1940, the Securities Act of 1933, any requirements of the Securities and Exchange Commission in respect thereof and any state securities laws, in connection with the registration under said Acts of the Trust and the interests of the Trust and the offerings of interests of the Trust including specifically power and authority to sign their names to any and all Notifications of Registration and Registration Statements to be filed with the Securities and Exchange Commission under either of said Acts in respect to the Trust and such interests of the Trust, and any amendments (including pre-effective and post-effective amendments) or applications for amendment or supplements of or to such Notifications of Registration and Registration Statements, and to file the same with the Securities and Exchange Commission; and the undersigned do hereby ratify and confirm all that said attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Any one of said agents and attorneys shall have, and may exercise, without the others, all the powers conferred hereby.

IN WITNESS WHEREOF, the undersigned have signed their names hereto as of the 8th day of June, 2006.

/s/ John Grunewald
John Grunewald
Trustee

/s/ Daniel Luthringshauser
Daniel Luthringshauser
Trustee

/s/ J. Scott Slater
J. Scott Slater
Trustee

/s/ Andrew Wyatt
Andrew Wyatt
Trustee